UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2010 (January 27, 2010)

TXCO Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

0-9120	84-0793089
(Commission File Number)	(IRS Employer Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas  78258
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 496-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03        Bankruptcy or Receivership.

As previously disclosed, on May 17, 2009, TXCO Resources Inc. (the “Company”) and its subsidiaries TXCO Energy Corp., Texas Tar Sands Inc., Output Acquisition Corp., Opex Energy, LLC, Charro Energy, Inc., TXCO Drilling Corp., Eagle Pass Well Service, L.L.C., PPL Operating, Inc., Maverick Gas Marketing, Ltd., and Maverick-Dimmit Pipeline, Ltd. (collectively, “TXCO”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) (Case No. 09-51807).  On January 11, 2010, TXCO entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) to sell a substantial portion of TXCO’s assets to Newfield Exploration Company (“Newfield”) and Anadarko E&P Company LP (“Anadarko,” and together with Newfield, collectively the “Purchasers”).  As a result, TXCO filed the Second Amended Plan of Reorganization for TXCO Resources Inc., et al., Debtors and Debtors-in-Possession based on Sale of Debtors’ Assets (the “Plan”) with the Bankruptcy Court.

On January 27, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan, as modified pursuant to the rulings of the Bankruptcy Court and the agreements of various parties. The Company currently anticipates that the effective date of the Plan will be on or about February 11, 2010 (the “Effective Date”). A copy of the Plan as confirmed by the Bankruptcy Court and the Confirmation Order are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Summary of the Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan provides, among other things, that (i) substantially all of the Debtors’ assets will be sold to the Purchasers pursuant to the Agreement, (ii) most of the remaining assets will be transferred to a liquidating trust (the “Liquidating Trust”) for the benefit of holders of the Company’s equity interests, (iii) one holder of an equity interest in the Company will receive a beneficial interest (the “Beneficial Interest”) in the Liquidating Trust that will entitle such holder to receive distributions from the Liquidating Trust; (iv) the other holders of the Company’s equity interests will be entitled to a distribution prior to any distribution of cash or other assets to the holder of the Beneficial Interest; and (v) all existing equity interests in the Company will be terminated.

The claims and interests in TXCO are divided into 12 classes under the Plan. The Plan provides for payment in full of the Allowed DIP Loan Secured Claim (Class 1), Allowed Secured Claims of holders of Senior Mineral Liens (Class 2), Allowed Secured Claims of Revolver Lenders (Class 3), Allowed Secured Claims of the Term Loan Lenders (Class 4), Allowed Secured Claims of holders of Junior Mineral Liens (Class 5), Allowed Secured Tax Claims (Class 6), Allowed Priority Non-Tax Claims (Class 7), Allowed General Unsecured Claims (Class 8), and Allowed Other Secured Claims (Class 13).  Allowed Intercompany Claims (Class 10) will be discharged at the Effective Time.

 The Plan provides for the distribution of a Beneficial Interest to holders of Redeemed Preferred Stock (Class 11A).  Holders of Preferred Stock (Class 11B) will be paid $7,575,000, and holders of Common Stock (Class 12) will be paid their pro rata share of $10,000,000 as funds become available.  Newfield is the sole holder of Redeemed Preferred Stock (Class 11A).  The Plan provides that Newfield, as the sole holder of Redeemed Preferred Stock (Class 11A) will receive no distribution on its Beneficial Interest until such time as the holders of Preferred Stock (Class 11B) have been paid in full and the aggregate sum of $10 million has been distributed pro rata to the holders of Common Stock (Class 12).

Depending on the proceeds, if any, ultimately received by the Liquidating Trust in respect of the assets it will retain after the closing of the transactions contemplated by the Agreement, the Company anticipates that holders of Preferred Stock (Class 11B) and Common Stock (Class 12) may receive some cash or other property in respect of the equity interests they held on the Effective Date.  However, the amount of cash or other property that may ultimately be received by the holders of Common Stock (Class 12) will be limited to $10,000,000 in the aggregate and cannot be paid until the holders of interests in the Preferred Stock (Class 11B) have received $7,575,000.  The Company can make no assurances as to whether the holders of Redeemed Preferred Stock (Class 11A), Preferred Stock (Class 11B), or Common Stock (Class 12) will ultimately receive any cash or other property or as to the amount, if any, that they may receive in respect thereof.  Accordingly, the Company urges that extreme caution be exercised with respect to existing and future investments in any Company equity securities.  The Record Date for the holders of Common Stock eligible to receive a distribution, if any, from the Liquidating Trust, will be the Effective Date, which is currently anticipated to be on or after February 11, 2010.

     Immediately prior to the confirmation of the Plan, the authorized capital stock of the Company consisted of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. Immediately prior to the confirmation of the Plan, there were 38,315,955 shares of common stock, 51,909 shares of Series D preferred stock, and 15,000 shares of Series E preferred stock issued and outstanding.  All equity interests of the Company (including all outstanding shares of common stock, preferred stock, options, warrants or contractual or other rights to acquire any equity interests) will be cancelled and extinguished on the Effective Date.

Information regarding the assets and liabilities of the Company is included in the Monthly Operating Report for the month ended November 30, 2009, which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2010 and incorporated herein by reference.

Most of TXCO’s filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.txwb.uscourts.gov/) or may be obtained through private document retrieval services, or on the web site established by TXCO’s claims and noticing agent (http://cases.administarllc.com/txco). Information contained on, or that can be accessed through, such web sites or the Bankruptcy Court's web site is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements by TXCO (which term, unless otherwise specified or the context otherwise requires, refers to TXCO Resources Inc. and its subsidiaries) of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws.  Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions.  Forward-looking statements are based on assumptions and assessments made by TXCO’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.  Any forward-looking statements are not guarantees of TXCO’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements.  Except as required by law, TXCO undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: TXCO’s ability to obtain court approval with respect to motions in the chapter 11 cases prosecuted by TXCO from time to time; TXCO’s ability to consummate the Plan with respect to TXCO’s bankruptcy cases; actions by third party co-owners in properties in which TXCO also owns an interest; operating hazards; environmental concerns affecting the drilling of oil and natural gas wells; impairment of oil and natural gas properties due to depletion or other causes; and other risks referenced from time to time in TXCO’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in TXCO’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Securities and Exchange Commission on November 9, 2009. The Company can make no assurances as to whether the holders of its preferred or common equity securities will ultimately receive any cash or other property in respect of such securities or as to the amount, if any, that they may receive in respect thereof.  Accordingly, the Company urges that extreme caution be exercised with respect to existing and future investments in any equity securities.

Item 3.03        Material Modification to Rights of Security Holders.

Pursuant to the Plan, all equity interests of the Company, including but not limited to all outstanding shares of common stock, preferred stock, options, warrants or contractual or other rights to acquire any equity interests, will be cancelled and extinguished on the Effective Date. The Record Date for the holders of Common Stock eligible to receive a distribution, if any, from the Liquidating Trust, will be the Effective Date, which is currently anticipated to be on or after February 11, 2010.

In addition, on the Effective Date, the Company intends to file a cease trading request with the Financial Industry Regulatory Authority and Pink OTC Markets Inc.  Accordingly, as of the Effective Date, the Company’s common stock will cease trading and be removed from the Pink Sheets quotation system.  The Company will file a Form 15 with the Securities and Exchange Commission to deregister its common stock under Section 12(g) of the Exchange Act.  The Company’s reporting obligations under the Exchange Act will subsequently be suspended.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Second Amended Plan of Reorganization for TXCO Resources Inc., et al., as confirmed by the Bankruptcy Court on January 27, 2010.

99.1	Confirmation Order of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Date: January 29, 2010	/s/ James E. Sigmon
James E. Sigmon
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Plan of Reorganization for TXCO Resources Inc., et al., as approved by the Bankruptcy Court on January 27, 2010.

99.1	Confirmation Order of the Bankruptcy Court.